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                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 29, 1997

                                  LASON, INC.


         DELAWARE                   0-21407                     38-3214743
----------------------------      -----------             ----------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
of incorporation)                 File Number)            Identification Number)


1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                                  48083
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(Address of Principal                                         (Zip Code)
Executive Offices)

                                 (810) 597-5800
                          ---------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.


          Lason Systems, Inc. ("Systems"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), acquired all of the outstanding shares of Common Stock of Image Conversion Systems, Inc. ("ICS") pursuant to an Agreement of Purchase and Sale of Stock dated July 17, 1997 which was consummated on July 29, 1997 (the "Stock Purchase Agreement"), between and among the Company, Systems, ICS and approximately 35 shareholders of ICS (such acquisition is referred to herein as the "ICS Acquisition").

          The aggregate consideration paid by the Company as a result of the ICS Acquisition was determined pursuant to arm's length negotiations and consisted of 47,441 shares of Common Stock, par value $.01 per share ("Common Stock") of the Company and $18,837,696 in cash. The shares of Common Stock of certain of the shareholders are being held in escrow to collateralize the shareholders' indemnification obligations to Systems under the Stock Purchase Agreement. The escrow agreement also provides that the shares are subject to forfeiture if ICS does not achieve certain levels of operating income during the remaining quarters and year ending 1997 and for the quarters and year ending 1998. The Common Stock issued in the ICS Acquisition is subject to a 24-month lock-up agreement. The Company has agreed to register the Common Stock subsequent to the lock-up period.

          The primary source of the cash portion of the purchase price used in the ICS Acquisition was Systems' credit facility with a bank group led by First Union National Bank.

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          The description of the foregoing ICS Acquisition is qualified in its entirety by reference to the copy of the Agreement of Purchase and Sale of Stock filed as an Exhibit to this Form 8-K.

          The Company is not aware of any material relationship that existed prior to the ICS Acquisition between the Company, its officers and directors, on the one hand and ICS and its shareholders, on the other.

          The assets of ICS include cash, receivables, inventories, equipment and other personal property. The Company intends to continue the utilization of these assets in a manner consistent with that of their historical usage, namely, providing document conversion to electronic and other media in eight states.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements:

           To be filed on or prior to October 13, 1997

      (b)  Pro Forma Financial Information:

           To be filed on or prior to October 13, 1997

      (c)  Exhibits

            2.9 Agreement of Purchase and Sale of Stock with respect to the ICS Acquisition.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:August 4, 1997                 LASON, INC.



                                   By:   /s/ William J. Rauwerdink
                                      --------------------------------------
                                           William J. Rauwerdink
                                           Its:  Executive Vice President



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                                EXHIBIT INDEX

Exhibit:                  Description:
--------                  ------------

2.9 Agreement of Purchase and Sale of Stock with respect to the ICS Acquisition.